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EXHIBIT 99(d)

CONSENT

        The undersigned hereby consents to being named as a prospective director of Banknorth Group, Inc. ("Banknorth") in the Registration Statement on Form S-4 filed by Banknorth with the Securities and Exchange Commission in connection with Banknorth's proposed acquisition of American Financial Holdings, Inc., to which this consent is an exhibit, and in any amendments (including post-effective amendments) thereto.

Date: September 23, 2002	/s/ STEVEN T. MARTIN Steven T. Martin

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  EXHIBIT 99(d)
CONSENT